EX-FILING FEES 2 soybexhibit107.htm FEE TAGGING EXHIBIT

Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Teucrium Commodity Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Exchange-Traded Vehicle Securities	Teucrium Soybean Fund	Rule 457(u)	Indeterminate Amount of Securities	(1)	(1)	(1)	(1)
Carry Forward Securities
Carry Forward Securities	Exchange-Traded Vehicle Securities	Teucrium Soybean Fund	Rule 415(a)(6)	15,000,000		$211,350,000			S-1	333-241569	August 6, 2020	$27,433.23
Carry Forward Securities	Exchange-Traded Vehicle Securities	Teucrium Soybean Fund	Rule 415(a)(6)	350,000		$6,573,000			S-1	333-223940	May 1, 2020	$818.34
	Total Offering Amounts					(1)		(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							$28,251.57
	Net Fee Due							(1)

(1) The registration statement covers an indeterminate amount of securities to be offered or sold and the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Teucrium Commodity Trust	S-1	333-241569	August 6, 2020		$27,433.23(2)	Exchange-Traded Vehicle Securities	Teucrium Soybean Fund	15,000,000	$211,350,000
Fee Offset Sources	Teucrium Commodity Trust	S-1	333-241569		August 6, 2020						$27,433.23
Fee Offset Claim	Teucrium Commodity Trust	S-1	333-223940	March 27, 2018		$818.34	Exchange-Traded Vehicle Securities	Teucrium Soybean Fund	350,000	$6,573,000
Fee Offset Sources	Teucrium Commodity Trust	S-1	333-223940		April 20, 2018						$11,690.55

(2) Pursuant to Rule 415(a)(6), the offering of unsold shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of the Registration Statement.